As filed with the Securities and Exchange Commission on November 8, 1999
                                                     Registration No. 333_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          AMES DEPARTMENT STORES, INC.
             (Exact Name of Registrant as Specified in its Charter)


           DELAWARE                                     04-2269444
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                                2418 MAIN STREET
                              ROCKY HILL, CT 06067
                                 (860) 257-2000
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                          AMES DEPARTMENT STORES, INC.
                              1998 MANAGEMENT STOCK
                                 INCENTIVE PLAN
                              (Full Title of Plan)


                              DAVID H. LISSY, ESQ.
          SENIOR VICE PRESIDENT, GENERAL COUNSEL & CORPORATE SECRETARY
                          AMES DEPARTMENT STORES, INC.
                                2418 MAIN STREET
                              ROCKY HILL, CT 06067
                                 (860) 257-2578
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                            JEFFREY J. WEINBERG, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
Title of Each Class of Securities to be     Amount to be   Proposed Maximum Offering   Proposed Maximum Aggregate      Amount of
             Registered                     Registered(1)      Price Per Share(2)           Offering Price(2)       Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share    1,800,000 shares          $31.30                 $56,340,000.00             $15,663.00
====================================================================================================================================


(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the bid and asked price of the Registrant's Common Stock as reported on the National Association of Securities Dealers Automated Quotation System (NASDAQ) on November 4, 1999.
================================================================================


NY2:\773378\04\GKQQ04!.DOC\15079.0001

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.

                     The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                     The following reoffer prospectus filed as part of the Registration Statement has been prepared in accordance with the requirements of
Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, may be used for reofferings and resales of Common Stock to be acquired by "affiliates" of the Company (as defined in Rule 405 under the Securities Act) upon the exercise or acquisition by such affiliates of options or Common Stock heretofore or hereafter granted under the 1998 Management Stock Incentive Plan, and any amendments thereto.

                               REOFFER PROSPECTUS

                          AMES DEPARTMENT STORES, INC.

                     COMMON STOCK (PAR VALUE $.01 PER SHARE)

                   1,800,000 SHARES OF COMMON STOCK UNDER THE
        AMES DEPARTMENT STORES, INC. 1998 MANAGEMENT STOCK INCENTIVE PLAN

                     This Prospectus is being used in connection with the offering from time to time by employees (the "Selling Stockholders") of Ames Department Stores, Inc., a Delaware corporation ("Ames" or the "Company"), who may be deemed "affiliates" of the Company as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") that have been or may be acquired by them pursuant to the Company's 1998 Management Stock Incentive Plan (the "Stock Plan").

                     The shares of Common Stock may be sold from time to time to purchasers directly by any of the Selling Stockholders. Alternatively, the Selling Stockholders may sell the shares of Common Stock in one or more transactions (which may involve one or more block transactions) on the National Association of Securities Dealers, Inc. Automated Quotation System National Market ("NASDAQ"), in sales occurring in the public market off NASDAQ, in separately negotiated transactions, or in a combination of such transactions. Each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices. Some or all of the shares of Common Stock may be sold through brokers acting on behalf of the Selling Stockholders or to dealers for resale by such dealers, and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and/or the purchasers of such shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Selling Stockholders will be borne by each such Selling Stockholder. The Company will not be entitled to any of the proceeds from such sales, although the Company will, with respect to the Stock Plan, receive the exercise price in cash upon the exercise of any options pursuant to which the shares of Common Stock are acquired by the employees party thereto.

                     The Selling Stockholders and any dealer participating in the distribution of any shares of Common Stock or any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the shares of Common Stock by them and any discounts or commissions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

                     The Common Stock is traded on NASDAQ under the symbol "AMES". On November 4, 1999, the closing price of the Common Stock as reported by NASDAQ was $31-1/16 per share.

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                 BY THE SECURITIES AND EXCHANGE COMMISSION, NOR
                 HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is November 8, 1999.

                                TABLE OF CONTENTS

                                                                    Page

AVAILABLE INFORMATION.................................................2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................3
THE COMPANY...........................................................4
USE OF PROCEEDS.......................................................4
SELLING STOCKHOLDERS..................................................5
PLAN OF DISTRIBUTION..................................................6
LEGAL MATTERS.........................................................6
EXPERTS...............................................................6

                     No person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with any offering made hereby and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer to sell, solicitation of an offer to buy or sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus at any time nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to such date.

                              AVAILABLE INFORMATION

                     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed with the Commission, as well as the Registration Statement (as defined below) of which this Prospectus is a part, may be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601-2511. Copies of such material also can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Commission's public reference facilities may be obtained by calling 1-800-SEC-0330. In addition, certain material filed by the Company can be inspected at the NASD Public Reference Room of the National Association of Securities Dealers Automated Quotation System, Inc. at 1735 K Street, N.W., Washington, D.C. 20006-1506, through which the Company's Common Stock is quoted. Also, the Company files such reports, proxy statements and other information with the Commission pursuant to the Commission's EDGAR system. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission pursuant to the EDGAR system. The address of the Commission's web site is http://www.sec.gov.

                     This Prospectus constitutes a part of a Registration Statement on Form S-8 (the "Registration Statement") filed by the Company on November 8, 1999 with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement and incorporates by reference certain additional information previously filed with the Commission. Such additional information can be inspected at and obtained from the Commission in the manner set forth above. Statements contained in this Prospectus or in any document incorporated by reference herein as to the terms of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           The following documents filed by the Company with the Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 30, 1999.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended May 1, 1999 and July 31, 1999.

         (c) The Company's Current Reports on Form 8-K filed with the Commission on April 2, 1999.

         (d) The Company's Current Report on Form 8-K/A filed with the Commission on March 16, 1999.

         (e) The description of the Company's Common Stock, par value $.01 per share, contained in the Company's Registration Statement on Form S-3/A filed with the Commission on April 28, 1999.

                     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                     Any statements contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

                     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Ames Department Stores, Inc. 1998 Management Stock Incentive Plan and its administrators is available without charge by contacting:

                       Director - Corporate Communications
                          Ames Department Stores, Inc.
                                2418 Main Street
                              Rocky Hill, CT 06067
                                 (860) 257-2666

                                   THE COMPANY

                     Ames Department Stores, Inc. and its subsidiaries are retail merchandisers. As of November 1, 1999, Ames operated 455 discount department stores under the Ames name in 19 states in the Northeast, Middle Atlantic and Mid-West regions and the District of Columbia. The Company's stores are located in rural communities, some of which are not served by other large retail stores, high-traffic suburban sites, small cities and several major metropolitan areas. The stores largely serve middle and lower-middle income customers.

                     Ames is a Delaware corporation organized in 1962 as a successor to a business originally founded in 1958. Ames was reorganized in December, 1992 under Chapter 11 of the United States Bankruptcy Code. The principal executive offices are located at 2418 Main Street, Rocky Hill, Connecticut 06067, and the telephone number is (860) 257-2000.

                                 USE OF PROCEEDS

                     The Company will not receive any proceeds from any sales by Selling Stockholders of shares of Common Stock covered by this Prospectus.

                              SELLING STOCKHOLDERS

                     This Prospectus relates to shares of Common Stock that have been or may be acquired by the Selling Stockholders pursuant to the Stock Plan. The following table sets forth the name and relationship to the Company of each Selling Stockholder who is (or may be deemed to be) an affiliate of the Company and who holds options to acquire Common Stock or shares of Common Stock pursuant to the Stock Plan, and the number of shares of Common Stock that each such person may currently acquire pursuant to the exercise of such options.

                                  Relationship                               Number of                Number of
Name of Executive                to the Company                           Options Granted          Shares Granted
-----------------                --------------                           ---------------          --------------
Joseph R. Ettore             President, Chief Executive                        200,000                70,200
                             Officer and Director

Denis T. Lemire              Executive Vice President and                      115,000                30,000
                             Chief Operating Officer

Rolando de Aguiar            Executive Vice President                          90,000                 -
                             and Chief Financial and
                             Administrative Officer

James J. Aglio, Jr.          Senior Vice President and General                 17,500                 15,000
                             Merchandise Manager, Home Lines

Lisa Bachmann                Senior Vice President,                                 -                 15,000
                             Allocation and Planning

Eugene E. Bankers            Senior Vice President, Marketing                  17,500                 15,000

Catherine A. Berey           Senior Vice President, Human Resources            10,000                 15,000

David S. Covitz              Senior Vice President and General                 17,500                 15,000
                             Merchandise Manager, Hardlines

Paul C. Lanham               Senior Vice President,                            17,500                 15,000
                             Chief Information Officer

David H. Lissy               Senior Vice President, General Counsel            17,500                 15,000
                             and Corporate Secretary

Alfred B. Petrillo, Jr.      Senior Vice President, Store Planning             17,500                 15,000

Grant C. Sanborn             Senior Vice President, Store Operations           17,500                 15,000

Sanford H. Sansavera         Senior Vice President and General                 17,500                 15,000
                             Merchandise Manager, Softlines

John Tempesta                Senior Vice President, Logistics                  17,500                 15,000

James A. Varhol              Senior Vice President, Asset Protection            17,500                15,000


                     As of August 17, 1999, there were 29,170,909 shares of the Company's Common Stock outstanding.

                              PLAN OF DISTRIBUTION

                     The shares of Common Stock may be sold from time to time to purchasers directly by any of the Selling Stockholders. Alternatively, the Selling Stockholders may sell the shares of Common Stock in one or more transactions (which may involve one or more block transactions) on NASDAQ, in sales occurring in the public market off NASDAQ, in separately negotiated transactions, or in a combination of such transactions. Each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices. Some or all of the shares of Common Stock may be sold through brokers acting on behalf of the Selling Stockholders or to dealers for resale by such dealers, and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and/or the purchasers of such shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Selling Stockholders will be borne by each such Selling Stockholder. The Company will not be entitled to any of the proceeds from such sales, although the Company will, with respect to the Stock Plan, receive the exercise price in cash upon the exercise of the options under which the shares of Common Stock are acquired by the employees party thereto.

                     The Selling Stockholders and any dealer participating in the distribution of any of the shares of Common Stock or any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the shares of Common Stock by them and any discounts or commissions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

                     Any broker or dealer participating in any distribution of shares of Common Stock in connection with this offering may be deemed to be an "underwriter" within the meaning of the Securities Act and if so deemed will be required to deliver a copy of this Prospectus, including a Prospectus Supplement, if required, to any person who purchases any of the shares of Common Stock from or through such broker or dealer.

                     In order to comply with the securities laws of certain states, if applicable, the shares of Common Stock will be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares of Common Stock may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

                                  LEGAL MATTERS

                     Certain legal matters with respect to the Common Stock offered hereby will be passed upon by Weil, Gotshal & Manges LLP, legal counsel to the Company.

                                     EXPERTS

                     The consolidated financial statements of Ames Department Stores, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended January 30, 1999, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

                     The following documents filed with the Commission by Ames Department Stores, Inc., (the "Company") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 30, 1999.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended May 1, 1999 and July 31, 1999.

         (c) The Company's Current Reports on Form 8-K filed with the Commission on April 2, 1999.

         (d) The Company's Current Report on Form 8-K/A filed with the Commission on March 16, 1999.

         (e) The description of the Company's Common Stock, par value $.01 per share, contained in the Company's Registration Statement on Form S-3/A filed with the Commission on April 28, 1999.

                     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

                     Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

                     Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                     Generally, Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable for negligence or misconduct in the performance of that person's duty to the corporation unless the Delaware Court of Chancery or the court in which the action was brought determines that despite the adjudication of liability that person is fairly and reasonably entitled to indemnity for proper expenses. To the extent that any such person has been successful in the defense of any matter, such person shall be indemnified against expenses actually and reasonably incurred by him.

                     Section 3. of Article FIFTH of the Amended and Restated Certificate of Incorporation of the Company provides that to the fullest extent permitted by the Delaware General Corporation Law, no director shall be personably liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

                     Article VIII of the Company's By-Laws provides that each director and officer of the Company (and his heirs, executors and administrators) shall be indemnified by the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Company (whether or not he is a director or officer at the time of incurring such expenses), provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company shall not, however, indemnify such director or officer in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                     The Company's By-Laws provide that the respective rights of indemnification shall not be exclusive of other rights to which any director or officer may be entitled under any law, By-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction of any court of competent jurisdiction or otherwise.

                     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

                     Not applicable.

ITEM 8.    EXHIBITS.

            4(a)     -     Ames Department Stores, Inc. 1998 Management Stock
                           Incentive Plan (incorporated by reference to the Company's definitive Proxy Statement filed with the Commission on April 8, 1998).

            4(b)     -     Amended and Restated Certificate of Incorporation of
                           the Company (incorporated by reference to the Company's definitive Proxy Statement filed with the Commission on April 8, 1996).

            4(d)     -     Amended and Restated By-Laws of the Company
                           (incorporated by reference to the Company's Quarterly
                           Report on Form 10-Q for the quarterly period ended
                           July 31, 1999).

            5        -     Opinion of Weil, Gotshal & Manges LLP.

            23(a)    -     Consent of Arthur Andersen LLP.

            23(b)    -     Consent of Weil, Gotshal & Manges LLP (included in
                           Exhibit 5).

            24       -     Power of Attorney (included as part of the signature
                           pages to this Registration Statement and incorporated herein by reference).

ITEM 9.    UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in maximum aggregate offering set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Rocky Hill, State of Connecticut on this 8th day of November, 1999.



                              AMES DEPARTMENT STORES, INC.

                              By: /s/ Joseph R. Ettore
                                  ---------------------------------------
                                  Name: Joseph R. Ettore
                                  Title: President and Chief
                                         Executive Officer



                              By: /s/ Denis T. Lemire
                                  ---------------------------------------
                                  Name: Denis T. Lemire
                                  Title: Executive Vice President and
                                         Chief Operating Officer



                              By: /s/ Rolando de Aguiar
                                  ---------------------------------------
                                  Name: Rolando de Aguiar
                                  Title: Executive Vice President and
                                         Chief Financial and
                                         Administrative Officer

                               POWER OF ATTORNEY

                     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph R. Ettore and Rolando de Aguiar, acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                                    Title                                   Date
              ---------                                    -----                                   ----
/s/ Joseph R. Ettore                           President, Chief Executive                    November 8, 1999
------------------------------------           Officer and Director
       Joseph R. Ettore


/s/ Denis T. Lemire                            Executive Vice President                      November 8, 1999
------------------------------------           and Chief Operating Officer
       Denis T. Lemire


/s/ Rolando de Aguiar                          Executive Vice President                      November 8, 1999
------------------------------------           and Chief Financial and
       Rolando de Aguiar                       Administrative Officer


/s/ Paul M. Buxbaum                            Director and Chairman                         November 8, 1999
------------------------------------
       Paul M. Buxbaum


/s/ Francis X. Basile                          Director                                      November 8, 1999
------------------------------------
       Francis X. Basile


/s/ Alan Cohen                                 Director                                      November 8, 1999
------------------------------------
       Alan Cohen


/s/ Richard M. Felner                          Director                                      November 8, 1999
------------------------------------
       Richard M. Felner


/s/ Sidney S. Pearlman                         Director                                      November 8, 1999
------------------------------------
       Sidney S. Pearlman


                                  EXHIBIT INDEX




EXHIBIT NO.                                         DESCRIPTION

4(a)     -        Ames Department Stores, Inc. 1998 Management Stock Incentive
                  Plan (incorporated by reference to the Company's definitive
                  Proxy Statement filed with the Commission on April 8, 1998).

4(b)     -        Amended and Restated Certificate of Incorporation of the
                  Company, as amended (incorporated by reference to the Company's definitive Proxy Statement filed with the Commission on April 8, 1996).

4(d)     -        Amended and Restated By-Laws of the Company (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the Quarterly Period ended July 31, 1999).

5        -        Opinion of Weil, Gotshal & Manges LLP.

23(a)    -        Consent of Arthur Andersen LLP.

23(b)    -        Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

24       -        Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).